SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[X] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-12

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Eaton Vance New York Municipal Income Trust (Name of Registrant as Specified in Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

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[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:

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(2) Form, Schedule or Registration Statement no.:

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(4) Date Filed:

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Eaton Vance

New York Municipal Income Trust

Answering Machine Script

Hello.

I am calling regarding your investment in Eaton Vance New York Municipal Income Trust.

The Special Meeting of Shareholders is scheduled to take place on June 25, 2021. All shareholders are being asked to consider and vote on an important matter. As of today, your vote has not been registered.

Please contact us as soon as possible at 1-800-791-3319 Monday through Friday between the hours of 9:00 a.m. and 10:00 p.m. Eastern Time.

Your vote is very important. Thank you and have a good day.

Eaton Vance

New York Municipal Income Trust

Level I Guide

Good (morning, afternoon, evening), my name is (AGENT’S FULL NAME).

May I please speak with (SHAREHOLDER’S FULL NAME)?

(Re-Greet If Necessary)

I am calling on a recorded line regarding your current investment in Eaton Vance New York Municipal Income Trust. I wanted to confirm that you have received the proxy material for the Special Meeting of Shareholders scheduled to take place on June 25, 2021.

Have you received the information?

(Pause for response)

If “Yes” or positive response:

If you’re not able to attend the meeting, I can record your voting instructions by phone. Your Board of Trustees is recommending a vote “In Favor” of the proposal.

If “No” or negative response:

I would be happy to review the meeting agenda and record your vote by phone. However, the Board of Trustees is recommending a vote “In Favor” of the proposal.

Would you like to vote along with the Board’s recommendation?

(Pause For Response) (Review Voting Options with Shareholder If Necessary)

If we identify any additional accounts you hold in Eaton Vance New York Municipal Income Trust before the meeting takes place, would you like to vote those accounts in the same manner as well?

(Pause For Response)

*Confirmation – I am recording your (Recap Voting Instructions) for voter confirmation number (CONTROL #) today (Today’s Date & Time).

For confirmation purposes:

•	Please state your full name. (Pause)
•	According to our records, you reside in (city, state, zip code). (Pause)
•	To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

Thank you. You will receive written confirmation of this vote within 3 to 5 business days. Upon receipt, please review and retain for your records. If you should have any questions, please call the toll free number listed on the confirmation. Mr. /Ms. ___________, your vote is important and your time is greatly appreciated. Thank you and have a good (morning, afternoon, evening.)

What are shareholders being asked to approve?

PROPOSAL 1: To approve the liquidation and termination of the Fund pursuant to the Plan of Liquidation and Termination adopted by the Board of Trustees of the Fund.

Shareholders of the Common Shares of Eaton Vance New York Municipal Income Trust (the “Fund”) are being asked to consider the liquidation and termination of the Fund (the “Liquidation”) pursuant to the Plan of Liquidation and Termination adopted by the Board of Trustees of the Fund (the “Board”) (“Proposal 1”).

What is background information relating to the Liquidation?

As previously announced, on March 1, 2021 (the “Closing”), Morgan Stanley, a leading global financial services firm providing a wide range of investment banking, securities, wealth management, and investment management services, completed the acquisition (the “Transaction”) of Eaton Vance Corp., the former parent company of the Fund’s investment adviser, Eaton Vance Management (“EVM”). Effective as of the Closing, EVM became an indirect, wholly owned subsidiary of Morgan Stanley. In connection with the Transaction and in anticipation of the Closing, the Fund’s Board approved, and submitted to shareholders for approval, a new investment advisory agreement with EVM (the “New Agreement”).

Because shareholders did not approve the New Agreement prior to the Closing, the Fund entered into an interim investment advisory agreement (the “Interim Agreement”) with EVM, which was approved by the Board and took effect upon the Closing. The Interim Agreement allows EVM to continue to manage the Fund for up to an additional 150 days following the Closing to allow for further proxy solicitation and/or the Board’s consideration of different options for the Fund. After considering various options for the Fund, the Board approved, and recommends that shareholders vote for, the Liquidation.

Why does the Board recommend that shareholders approve the Liquidation?

At a Board meeting held on April 12, 2021, the Board considered a variety of factors in approving the Liquidation and the Plan. These included:

(i)	the ownership of Fund shares by a closed-end fund activist investor, as well as the ownership of Fund shares by many small, retail accounts, both of which made proxy solicitation difficult,
(ii)	the potential adverse consequences to the Fund of continuing to solicit votes for the New Agreement when such approval is unlikely due to the Fund’s shareholder base, which has made it difficult to achieve quorum, and
(iii)	the impending termination of the Interim Agreement, which could leave the Fund without an investment adviser to conduct the Fund's investment operations.

In light of these factors, and after careful deliberation, the Board unanimously approved the Liquidation and the Plan and recommended that shareholders vote FOR the Liquidation pursuant to the Plan.

At what price will shareholders receive proceeds from the Liquidation?

If approved by the Fund’s shareholders, the Liquidation will allow shareholders to realize full net asset value (after the costs of the Liquidation) for their Common Shares.

What will happen to the conditional tender offer?

As announced on March 16, 2021, the Board previously authorized a conditional cash tender offer for up to 25% of the Fund’s outstanding Common Shares at a price equal to 99% of the Fund’s net asset value as of the close of regular trading on the New York Stock Exchange on the date the tender offer would expire.

The Fund’s tender offer was conditioned on shareholder approval of the New Agreement. In light of the liquidation announcement, the special shareholder meeting to approve the New Agreement was concluded at the meeting held on April 16, 2021. Thus, given the conclusion of the special shareholder meeting, the Fund is not expected to conduct the tender offer.

How could the Liquidation affect shareholders?

If the Liquidation is approved, the Fund will wind up its business, convert any remaining portfolio securities to cash and make one or more liquidating distributions to shareholders.

If the Liquidation is approved by shareholders, the Fund may deviate from its investment objective and strategies to ensure an orderly liquidation and termination, and may invest the proceeds from sales of its portfolio securities in cash or cash equivalent securities as soon as is reasonable and practicable depending on market conditions and consistent with the terms of the Plan.

If approved by shareholders, when will the Liquidation occur?

If the Fund’s shareholders approve the Liquidation pursuant to the Plan, the Fund’s management, under the oversight of the Board, will wind up the Fund’s affairs as soon as reasonably practicable thereafter in a timeframe that allows for an orderly liquidation of portfolio holdings under then-current market conditions. The Fund will then set aside, in cash or cash equivalents, the amount of all known or reasonably ascertainable liabilities and obligations of the Fund and make one or more liquidating distributions of the remaining cash to shareholders.

The amounts to be distributed to shareholders of the Fund upon Liquidation will be reduced by the ordinary expenses and liabilities of the Fund. If the Fund’s shareholders approve Proposal 1, the Fund will publicly announce important dates with respect to the Liquidation when they are determined.

What will be the U.S. federal income tax consequences of the Liquidation?

As a result of the Liquidation, the Fund’s assets are expected to be distributed in one or more cash payments in complete cancellation of all of the outstanding Common Shares of the Fund.

The Liquidation will generally be a taxable event to shareholders that are subject to U.S. federal income tax. Any such shareholder that receives a liquidating distribution will generally realize capital gain or loss in an amount equal to the difference between the total amount of the liquidation distribution(s) received and the shareholder’s adjusted basis in the Fund shares. Shareholders are urged to consult their tax advisor with regard to the specific tax consequences of the Liquidation.

Will the Fund pay for the expenses of the Liquidation?

The expenses of the Liquidation will be paid (or set aside for payment) by EVM prior to the Fund’s payment of liquidating distributions to shareholders, including transaction costs associated with disposing of the Fund’s assets.

INFORMATION ABOUT THE SPECIAL MEETING

The Special Meeting will be held in a virtual-only format via a web-based portal.

To participate in and/or vote at the Special Meeting, shareholders of the Fund must submit the necessary credentials and enter the control number found on their proxy card or provided to them by AST Fund Solutions, LLC (“AST”). Shareholders may vote during the Special Meeting by following the instructions available on the Special Meeting website during the meeting. Shareholders will not be able to attend the Special Meeting in person.

REGISTERED HOLDERS

If, as of April 23, 2021, you were a holder of record of Fund shares (i.e., you held Fund shares in your own name directly with the Fund) and wish to participate in and vote at the Special Meeting, you should email your full name and address to AST at attendameeting@astfinancial.com.

You will then be provided with credentials to participate in the Special Meeting. You will be able to vote by entering the control number found on the proxy card enclosed in the mailing of the proxy statement. All requests to participate in and/or vote at the Special Meeting must be received by AST no later than 3:00 p.m. Eastern Time on June 24, 2021.

NON-REGISTERED HOLDERS

If, as of April 23, 2021, you held Fund shares through an intermediary (such as a broker-dealer) and wish to participate in and vote at the Special Meeting, you will need to obtain a legal proxy from your intermediary reflecting the Fund's name, the number of Fund shares held and your name and email address.

  You may forward an email from your intermediary containing the legal proxy or attach an image of the legal proxy to an email and send it to AST at attendameeting@astfinancial.com with “Legal Proxy” in the subject line.
  You will then be provided with credentials to participate in the Special Meeting, as well as a unique control number to vote your shares.

If you would like to participate in, but NOT vote at, the Special Meeting, please send an email to AST at attendameeting@astfinancial.com with proof of ownership of Fund shares. A statement, letter or the Vote Instruction Form from your intermediary will be sufficient proof of ownership. You will then be provided credentials to participate in the Special Meeting.

All requests to participate in and/or vote at the Special Meeting must be received by AST no later than 3:00 p.m. Eastern Time on June 24, 2021.